UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2009

Commission file number 333-113658

Sensus (Bermuda 2) Ltd.		Sensus USA Inc.
(Exact name of registrant as specified in its charter)		(Exact name of registrant as specified in its charter)

Bermuda	98-0413362	Delaware	51-0338883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 400, Raleigh, North Carolina 27615

(Address of principal executive offices) (Zip Code)

(919) 845-4000

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2009, the Compensation Committee of the Board of Directors of Sensus (Bermuda 2) Ltd. (the “Company”) approved the extension of certain relocation benefits to Jeffrey Kyle, our Chief Financial Officer. Under the Company’s relocation policy, Mr. Kyle would have had until December 2009 to utilize the program for selling his home and purchasing a new one. In addition, under the terms of Mr. Kyle’s employment agreement, the Company was obligated to provide six months of temporary living expenses to Mr. Kyle through June 2009. These benefits have now been extended until the earlier of August 30, 2010 or one month after the sale of Mr. Kyle’s home.

For fiscal 2009, the Company paid for the rental of an apartment in Raleigh, North Carolina for Mr. Kyle in the amount of $12,746 and relocation expenses of $12,448 as part of his relocation benefit in accordance with the terms of his employment agreement. The rental amount was reflective of Mr. Kyle’s partial-year service in fiscal 2009. The Company estimates that the aggregate benefit to Mr. Kyle as a result of the extension will be approximately $48,000, depending on the living arrangements that Mr. Kyle ultimately enters into during the extension period and assuming that Mr. Kyle does not sell his home before August 30, 2010.

Under the terms of his relocation payback agreement, Mr. Kyle will be obligated to pay back 100% of his relocation expenses to the Company if his employment is terminated, voluntarily or involuntarily, before December 8, 2009 and a pro-rata portion thereof (as determined in accordance with the relocation payback agreement) if his employment is terminated, voluntarily or involuntarily, on or after December 8, 2009 but before December 8, 2010. If Mr. Kyle’s employment is terminated, voluntarily or involuntarily, on or after December 8, 2010, he will not be obligated to pay back any amount to the Company with respect to his relocation expenses.

A copy of Mr. Kyle’s employment and non-interference agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 8, 2008 (filed on December 8, 2008) and is incorporated herein by reference. A copy of Mr. Kyle’s relocation payback agreement was filed as Exhibit 10.36 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment and Non-Interference Agreement, dated December 8, 2008, by and between Jeffery J. Kyle and Sensus Metering Systems Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 8, 2008 (filed on December 8, 2008)).

10.2	Relocation Payback Agreement, dated February 16, 2009, by and between Jeffery J. Kyle and Sensus Metering Systems Inc. (incorporated by reference to Exhibit 10.36 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSUS (BERMUDA 2) LTD.

Dated: August 11, 2009	By:	/s/ Peter Mainz
	Name:	Peter Mainz
	Title:	Chief Executive Officer & President

SENSUS USA INC.
Dated: August 11, 2009
	By:	/s/ Peter Mainz
	Name:	Peter Mainz
	Title:	Chief Executive Officer & President